UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)

September 20, 2005

TRESTLE HOLDINGS, INC.
(Exact name of registrant as specified in its charter)
Delaware	0-23000	95-4217605
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

199 Technology, # 105 Irvine, California	92618
(Address of principal executive offices)	(Zip Code)

Registrant's telephone number, including area code: (949) 673-1907

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01. - OTHER EVENTS.
On September 20, 2005, the Company issued a press release announcing it has completed its Clinical Validation Study designed to verify the equivalency of its digital imaging technology to traditional microscopy. The Study was conducted under the auspices of the University of Pittsburgh/UPMC and approved by its Institutional Review Board. Initiated in early 2004, this Study is expected to support allowance and permitted use for regulatory purposes of digital whole-slide pathology images in performing primary clinical diagnosis by demonstrating concordance when compared to diagnoses performed using traditional glass slides.

This Study encompassed three separate pathologists each reviewing 202 cases aggregating over 1800 slides, both glass and digital, thereby rendering 606 diagnoses. Among the Clinical Validation Study’s major findings are that no meaningful deviation or bias was introduced by utilizing digital whole-slide images in performing diagnoses. The Study’s major finding indicated a 4.3% discrepancy rate which compares with the 1.4% to 5.7% discrepancy rate generally associated with rendering second opinions. A copy of the press release is attached to this Form 8-K as Exhibit 99.1 and is incorporated herein by reference.

Item 9.01. - FINANCIAL STATEMENTS AND EXHIBITS.

(a)	Financial Statements.

Not applicable.

(b)	Pro Forma Financial Information

Not applicable

(c)	Exhibits

99.1	Press release dated September 20, 2005.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

TRESTLE HOLDINGS, INC.

Date: September 20, 2005	By:	/s/ BARRY HALL
___________________________ Barry Hall
Title: Chief Financial Officer

EXHIBIT INDEX

Exhibit Number	Description
99.1	Press release dated as of September 20, 2005.